CONTACT:  David P. Williams

(513) 762-6901

Chemed Reports First-Quarter 2022 Results

CINCINNATI, April 26, 2022—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2022, versus the comparable prior-year period, as follows:

Consolidated operating results:

•	Revenue increased 0.6% to $531 million
•	GAAP Diluted Earnings-per-Share (EPS) of $4.22, an increase of 5.2%
•	Adjusted Diluted EPS of $4.79, an increase of 7.9%

VITAS segment operating results:

•	Net Patient Revenue of $299 million, a decline of 5.3%
•	Average Daily Census (ADC) of 17,313, a decline of 4.1%
•	Admissions of 16,530, a decline of 8.9%
•	Net Income, excluding certain discrete items, of $36.8 million, a decline of 12.6%
•	Adjusted EBITDA, excluding Medicare Cap, of $52.5 million, a decline of 9.8%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 17.4%, a decrease of 95-basis points

Roto-Rooter segment operating results:

•	Revenue of $231 million, an increase of 9.4%
•	Net Income, excluding certain discrete items, of $46.4 million, an increase of 18.0%
•	Adjusted EBITDA of $65.9 million, an increase of 15.9%
•	Adjusted EBITDA margin of 28.5%, an increase of 160-basis points

VITAS

VITAS net revenue was $299 million in the first quarter of 2022, which is a decline of 5.3%, when compared to the prior-year period.  This revenue decline is comprised primarily of a 4.1% decline in days-of-care partially offset by a geographically weighted average Medicare reimbursement rate increase of approximately 1.3%.  Acuity mix shift had a net impact of reducing revenue approximately $7.1 million, or 2.2%, in the quarter when compared to the prior-year revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes offset a portion of this revenue decline by approximately 30-basis points.

In the first quarter of 2022, VITAS accrued $2.5 million in Medicare Cap billing limitations.  This compares to $1.5 million in Medicare Cap billing limitation in the first quarter of 2021.

Of VITAS’ 30 Medicare provider numbers, 28 provider numbers have a Medicare Cap cushion of 10% or greater and two provider numbers have an estimated fiscal 2022 Medicare Cap billing limitation liability.

Average revenue per patient per day in the first quarter of 2022 was $196.89, which, including acuity mix shift, is 104-basis points below the prior-year period. Reimbursement for routine home care and high acuity care averaged $172.33 and $1,010.49, respectively.  During the quarter, high acuity days-of-care were 2.9% of total days of care, 58-basis points less than the prior-year quarter.

The first quarter 2022 gross margin, excluding Medicare Cap and increased costs directly related to operating during the pandemic, was 24.8%.  This is a 50-basis point margin decline when compared to the first quarter of 2021.

Selling, general and administrative expense, excluding increased costs directly related to operating during the pandemic, was $22.5 million in the first quarter of 2022 and compares to $22.0 million incurred in the prior-year quarter.  Adjusted EBITDA, excluding Medicare Cap, totaled $52.5 million in the quarter, a decrease of 9.8%.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 17.4%, which is 95-basis points below the prior-year period.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $231 million in the first quarter of 2022, an increase of $19.8 million, or 9.4%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $54.4 million, an increase of $6.9 million, or 14.4%, over the prior year.  This aggregate commercial revenue growth consisted of drain cleaning revenue increasing 17.0%, plumbing increasing 17.1% water restoration increased 8.6% and excavation increased 7.1%.

Roto-Rooter branch residential revenue in the quarter totaled $157 million, an increase of $10.5 million, or 7.2%, over the prior-year period.  This aggregate residential revenue growth consisted of drain cleaning increasing 3.1%, plumbing expanding 14.6%, excavation increasing 5.9%, and water restoration increasing 7.7%.

Roto-Rooter’s gross margin in the quarter, excluding the impact from COVID, was 52.8%, an 87-basis point increase when compared to the first quarter of 2021.  Adjusted EBITDA in the first quarter of 2022 totaled $65.9 million, an increase of 15.9%.  The Adjusted EBITDA margin in the quarter was 28.5%, which is a 160-basis point improvement when compared to the prior year.

Chemed Consolidated

As of March 31, 2022, Chemed had total cash and cash equivalents of $18.2 million and $120 million of long-term debt.

In June 2018, Chemed entered into a five-year Amended and Restated Credit Agreement that consists of a $450 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 100-basis points.  At March 31, 2022, the Company had approximately $284 million of undrawn borrowing capacity under this credit agreement.

During the quarter, the Company repurchased 57,500 shares of Chemed stock for $27.4 million which equates to a cost per share of $475.71.  As of March 31, 2022, there was approximately $175 million of remaining share repurchase authorization under this plan.

Chemed restarted its share repurchase program in 2007.  Since that time, Chemed has repurchased approximately 15.8 million shares, aggregating approximately $2.0 billion at an average share cost of $126.42.  Including dividends over this period, Chemed has returned approximately $2.2 billion to shareholders.

Guidance for 2022

Management anticipates providing updated 2022 earnings guidance as part of the June 30, 2022, earnings press release.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, April 27, 2022, to discuss the Company's quarterly results and to provide an update on its business.  The dial-in number for the conference call is (844) 743-2500 for U.S. and Canadian participants and +1 (661) 378-9533 for international participants.  The Conference ID is 1869526.  A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion.  It can be accessed by dialing (855) 859-2056 for U.S. and Canadian callers and +1 (404) 537-3406 for international callers and will be available for one week following the live call.  The replay Conference ID is 1869526.  An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to approximately 17,300 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2022	2021
Service revenues and sales	$530,549	$527,360
Cost of services provided and goods sold	336,552	340,473
Selling, general and administrative expenses (aa)	89,954	91,599
Depreciation	12,138	11,715
Amortization	2,518	2,510
Other operating expense	13	622
Total costs and expenses	441,175	446,919
Income from operations	89,374	80,441
Interest expense	(810)	(381)
Other (expense)/income--net (bb)	(3,862)	3,602
Income before income taxes	84,702	83,662
Income taxes	(20,533)	(18,262)
Net income	$64,169	$65,400
Earnings Per Share
Net income	$4.28	$4.08
Average number of shares outstanding	14,986	16,010
Diluted Earnings Per Share
Net income	$4.22	$4.01
Average number of shares outstanding	15,192	16,310

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2022	2021
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$92,578	$86,668
Market value adjustments related to deferred
compensation trusts	(3,934)	3,038
Long-term incentive compensation	1,310	1,893
Total SG&A expenses	$89,954	$91,599

(bb) Other (expense)/income--net comprises (in thousands):
	Three Months Ended March 31,
	2022	2021
Market value adjustments related to deferred
compensation trusts	$(3,934)	$3,038
Interest income	73	92
Other	(1)	472
Total other (expense)/income--net	$(3,862)	$3,602

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$18,160	$210,156
Accounts receivable less allowances	117,319	104,748
Inventories	10,540	6,777
Prepaid income taxes	9,143	3,518
Prepaid expenses	29,589	21,775
Total current assets	184,751	346,974
Investments of deferred compensation plans held in trust	100,139	93,705
Properties and equipment, at cost less accumulated depreciation	192,405	190,154
Lease right of use asset	134,169	124,104
Identifiable intangible assets less accumulated amortization	106,367	115,517
Goodwill	579,704	578,618
Other assets	8,222	9,061
Total Assets	$1,305,757	$1,458,133
Liabilities
Current liabilities
Accounts payable	$64,710	$55,447
Income taxes	15,390	24,774
Accrued insurance	58,952	57,533
Accrued compensation	62,205	73,907
Accrued legal	871	2,102
Short-term lease liability	38,856	37,897
Other current liabilities	38,667	38,555
Total current liabilities	279,651	290,215
Deferred income taxes	19,136	19,733
Long-term debt	120,000	-
Deferred compensation liabilities	100,812	93,755
Long-term lease liability	109,121	98,813
Other liabilities	10,332	26,733
Total Liabilities	639,052	529,249
Stockholders' Equity
Capital stock	36,579	36,345
Paid-in capital	1,064,448	982,739
Retained earnings	2,029,158	1,783,740
Treasury stock, at cost	(2,465,716)	(1,876,315)
Deferred compensation payable in Company stock	2,236	2,375
Total Stockholders' Equity	666,705	928,884
Total Liabilities and Stockholders' Equity	$1,305,757	$1,458,133

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$64,169	$65,400
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	14,656	14,225
Stock option expense	7,451	6,106
Benefit for deferred payroll taxes	(4,047)	(930)
Noncash long-term incentive compensation	1,185	1,642
Amortization of debt issuance costs	76	76
Payments on previously accrued litigation settlements	-	(8,490)
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease in accounts receivable	19,610	22,773
(Increase)/decrease in inventories	(431)	318
Decrease in prepaid expenses	3,099	4,402
Decrease in accounts payable and
other current liabilities	(30,332)	(18,369)
Change in current income taxes	23,530	18,395
Net change in lease assets and liabilities	743	(24)
Increase in other assets	(1,562)	(5,274)
Increase in other liabilities	2,958	5,759
Other (uses)/sources	(15)	710
Net cash provided by operating activities	101,090	106,719
Cash Flows from Investing Activities
Capital expenditures	(12,649)	(17,697)
Business combinations, net of cash acquired	(1,650)	-
Other sources	351	274
Net cash used by investing activities	(13,948)	(17,423)
Cash Flows from Financing Activities
Payments on revolving line of credit	(86,500)	-
Proceeds from revolving line of credit	21,500	-
Purchases of treasury stock	(27,794)	(41,107)
Proceeds from exercise of stock options	7,692	11,026
Change in cash overdrafts payable	(7,051)	-
Dividends paid	(5,322)	(5,437)
Capital stock surrendered to pay taxes on stock-based compensation	(4,893)	(6,613)
Other sources	491	316
Net cash used by financing activities	(101,877)	(41,815)
(Decrease)/Increase in Cash and Cash Equivalents	(14,735)	47,481
Cash and cash equivalents at beginning of year	32,895	162,675
Cash and cash equivalents at end of year	$18,160	$210,156

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022 (a)
Service revenues and sales	$299,189	$231,360	$-	$530,549
Cost of services provided and goods sold	227,240	109,312	-	336,552
Selling, general and administrative expenses	22,453	56,954	10,547	89,954
Depreciation	5,551	6,569	18	12,138
Amortization	24	2,494	-	2,518
Other operating expense/(income)	(148)	161	-	13
Total costs and expenses	255,120	175,490	10,565	441,175
Income/(loss) from operations	44,069	55,870	(10,565)	89,374
Interest expense	(52)	(115)	(643)	(810)
Intercompany interest income/(expense)	4,656	2,176	(6,832)	-
Other income—net	37	35	(3,934)	(3,862)
Income/(loss) before income taxes	48,710	57,966	(21,974)	84,702
Income taxes	(12,229)	(14,029)	5,725	(20,533)
Net income/(loss)	$36,481	$43,937	$(16,249)	$64,169

2021 (b)
Service revenues and sales	$315,788	$211,572	$-	$527,360
Cost of services provided and goods sold	238,667	101,806	-	340,473
Selling, general and administrative expenses	22,090	53,322	16,187	91,599
Depreciation	5,338	6,353	24	11,715
Amortization	18	2,492	-	2,510
Other operating expense	502	120	-	622
Total costs and expenses	266,615	164,093	16,211	446,919
Income/(loss) from operations	49,173	47,479	(16,211)	80,441
Interest expense	(42)	(89)	(250)	(381)
Intercompany interest income/(expense)	4,525	1,620	(6,145)	-
Other income—net	533	31	3,038	3,602
Income/(loss) before income taxes	54,189	49,041	(19,568)	83,662
Income taxes	(13,419)	(11,864)	7,021	(18,262)
Net income/(loss)	$40,770	$37,177	$(12,547)	$65,400

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022
Net income/(loss)	$36,481	$43,937	$(16,249)	$64,169
Add/(deduct):
Interest expense	52	115	643	810
Income taxes	12,229	14,029	(5,725)	20,533
Depreciation	5,551	6,569	18	12,138
Amortization	24	2,494	-	2,518
EBITDA	54,337	67,144	(21,313)	100,168
Add/(deduct):
Intercompany interest expense/(income)	(4,656)	(2,176)	6,832	-
Interest income	(37)	(36)	-	(73)
Stock option expense	-	-	7,451	7,451
Direct costs related to COVID-19	391	961	-	1,352
Long-term incentive compensation	-	-	1,310	1,310
Adjusted EBITDA	$50,035	$65,893	$(5,720)	$110,208

2021
Net income/(loss)	$40,770	$37,177	$(12,547)	$65,400
Add/(deduct):
Interest expense	42	89	250	381
Income taxes	13,419	11,864	(7,021)	18,262
Depreciation	5,338	6,353	24	11,715
Amortization	18	2,492	-	2,510
EBITDA	59,587	57,975	(19,294)	98,268
Add/(deduct):
Intercompany interest expense/(income)	(4,525)	(1,620)	6,145	-
Interest income	(61)	(31)	-	(92)
Stock option expense	-	-	6,106	6,106
Direct costs related to COVID-19	1,753	553	38	2,344
Long-term incentive compensation	-	-	1,893	1,893
Adjusted EBITDA	$56,754	$56,877	$(5,112)	$108,519

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2022	2021
Net income as reported	$64,169	$65,400
Add/(deduct) pre-tax cost of:
Stock option expense	7,451	6,106
Amortization of reacquired franchise agreements	2,352	2,352
Direct costs related to COVID-19	1,352	2,344
Long-term incentive compensation	1,310	1,893
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,413)	(2,487)
Excess tax benefits on stock compensation	(1,441)	(3,238)
Adjusted net income	$72,780	$72,370

Diluted Earnings Per Share As Reported
Net income	$4.22	$4.01
Average number of shares outstanding	15,192	16,310

Adjusted Diluted Earnings Per Share
Adjusted net income	$4.79	$4.44
Average number of shares outstanding	15,192	16,310

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended March 31,
OPERATING STATISTICS	2022	2021
Net revenue ($000) (c)
Homecare	$257,636	$263,754
Inpatient	26,570	29,156
Continuous care	19,578	27,349
Other	3,007	2,938
Subtotal	$306,791	$323,197
Room and board, net	(2,117)	(2,665)
Contractual allowances	(2,985)	(3,244)
Medicare cap allowance	(2,500)	(1,500)
Net Revenue	$299,189	$315,788
Net revenue as a percent of total before Medicare cap allowance
Homecare	84.0%	81.6%
Inpatient	8.7	9.0
Continuous care	6.4	8.5
Other	0.9	0.9
Subtotal	100.0	100.0
Room and board, net	(0.7)	(0.8)
Contractual allowances	(1.0)	(1.0)
Medicare cap allowance	(0.8)	(0.5)
Net Revenue	97.5%	97.7%
Days of care
Homecare	1,258,672	1,329,892
Nursing home	248,468	232,783
Respite	5,368	4,840
Subtotal routine homecare and respite	1,512,508	1,567,515
Inpatient	24,587	27,674
Continuous care	21,082	29,300
Total	1,558,177	1,624,489

Number of days in relevant time period	90	90
Average daily census ("ADC") (days)
Homecare	13,985	14,777
Nursing home	2,761	2,586
Respite	60	54
Subtotal routine homecare and respite	16,806	17,417
Inpatient	273	307
Continuous care	234	326
Total	17,313	18,050
Total Admissions	16,530	18,135
Total Discharges	16,862	18,516
Average length of stay (days)	104.8	94.4
Median length of stay (days)	14.0	12.0
ADC by major diagnosis
Cerebro	36.7%	35.9%
Neurological	22.9	22.1
Cancer	11.1	12.2
Cardio	15.9	15.8
Respiratory	7.4	7.8
Other	6.0	6.2
Total	100.0%	100.0%
Admissions by major diagnosis
Cerebro	22.9%	21.4%
Neurological	12.9	12.3
Cancer	24.9	25.0
Cardio	14.1	14.2
Respiratory	11.1	11.0
Other	14.1	16.1
Total	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.0%	1.0%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	33.6	37.8
Days of revenue outstanding-including unapplied Medicare payments	23.9	26.9

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(unaudited)

(a)	Included in the results of operations for 2022 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2022
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(7,451)	$(7,451)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Direct costs related to COVID-19	(391)	(961)	-	(1,352)
	Long-term incentive compensation	-	-	(1,310)	(1,310)
	Pretax impact on earnings	(391)	(3,313)	(8,761)	(12,465)
	Excess tax benefits on stock compensation	-	-	1,441	1,441
	Income tax benefit on the above	99	878	1,436	2,413
	After-tax impact on earnings	$(292)	$(2,435)	$(5,884)	$(8,611)

(b)	Included in the results of operations for 2021 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2021
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(6,106)	$(6,106)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Direct costs related to COVID-19	(1,753)	(553)	(38)	(2,344)
	Long-term incentive compensation	-	-	(1,893)	(1,893)
	Pretax impact on earnings	(1,753)	(2,905)	(8,037)	(12,695)
	Excess tax benefits on stock compensation	-	-	3,238	3,238
	Income tax benefit on the above	445	769	1,273	2,487
	After-tax impact on earnings	$(1,308)	$(2,136)	$(3,526)	$(6,970)

(c)

VITAS has 8 large (greater than 450 ADC), 20 medium (greater than 200 but less than 450 ADC) and 24 small (less than 200 ADC) hospice programs.  Of Vitas' 30 Medicare provider numbers, for the current cap year, 28 provider numbers have a Medicare cap cushion of greater than 10% and two provider numbers have a Medicare cap liability.